UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)
February 24, 2009
CapitalSouth Bancorp

(Registrant)

Delaware	000-51660	63-1026645

(State or other jurisdiction) of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

2340 Woodcrest Place
Birmingham, Alabama	35209
(Address of principal executive offices)	(Zip Code)
(205) 870-1939
(Registrant’s telephone number including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
     On February 24, 2009, CapitalSouth Bancorp (“CapitalSouth”) and James C. Bowen, a director of CapitalSouth (“Bowen”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) whereby CapitalSouth and Bowen agreed to restructure the CapitalSouth debt held by Bowen evidenced by a note in the original principal amount of $1,500,000 (the “Pledged Note”). The Pledged Note originally was issued to Bowen in connection with the merger of Monticello Bancshares, Inc. with and into CapitalSouth (the “Merger”). The Securities Purchase Agreement operates to effect the terms of that certain Restructuring Agreement by and between CapitalSouth and Bowen dated September 30, 2008. Under the terms of the Purchase Agreement, the Pledged Note was converted into:
     1. A new promissory note in the original principal amount of $500,000 made by CapitalSouth in favor of Bowen with an interest rate of LIBOR plus two percent (2%), with interest paid quarterly (“Bowen Note II”);
     2. 285,000 shares of CapitalSouth common stock at a conversion price of $2.00 per share, which conversion price is equal to the subscription price for the exercise of non-transferable rights distributed to holders of CapitalSouth common stock as of September 22, 2008 described in CapitalSouth’s Registration Statement on Form S-1 filed with the SEC on June 11, 2008, as amended through the date hereof; and
     3. A new convertible promissory note in the original principal amount of $430,000 made by CapitalSouth in favor of Bowen with an interest rate of LIBOR plus two percent (2%), with interest paid quarterly, which note is convertible into shares of CapitalSouth common stock at a conversion price of $2.00 per share (“Bowen Note III”). Bowen Note III may be converted into CapitalSouth common stock if: (i) Bowen files a Notice of Change in Control with the Board of Governors of the Federal Reserve System (the “FRB”) indicating his intention to acquire a controlling interest in CapitalSouth, and (ii) the FRB does not object to the Notice of Change in Control provided by Bowen.
     Bowen Note II will replace the Pledged Note as security for Bowen’s indemnity obligations for certain losses related to loans issued and sold by Monticello Bank prior to the Merger. That certain Non-Recourse and Security Agreement dated September 14, 2007, between Bowen and CapitalSouth Bank, and joined in by CapitalSouth for limited purposes has been amended by an Amendment to Non-Recourse Indemnity and Security Agreement dated February 24, 2009, between CapitalSouth Bank, Bowen, and joined in by CapitalSouth (the “Amendment to Indemnity Agreement”) to reflect that Bowen’s total liability for certain losses related to loans issued and sold by Monticello Bank prior to the Merger is now capped at $500,000.
     The descriptions of the Purchase Agreement, Bowen Note II, Bowen Note III and the Amendment to Indemnity Agreement do not purport to be complete, and they are qualified in their entirety by references to the Purchase Agreement, Bowen Note II, Bowen Note III and the Amendment to Indemnity Agreement attached hereto as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, and incorporated herein by reference.
ITEM 3.02 Unregistered Sales of Equity Securities
     The information set forth under Items “2” and “3” of “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02. The issuance of the shares of common stock was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On February 25, 2009, Dr. Robert L. Baldwin notified the Board of Directors of CapitalSouth of his intent to voluntarily resign as a director of CapitalSouth’s Board of Directors effective March 1, 2009. Dr. Baldwin’s resignation from CapitalSouth’s Board of Directors is not the result of any disagreement between CapitalSouth and Dr. Baldwin concerning Dr. Baldwin personally or any matter relating to CapitalSouth’s operations, policies or practices.
ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits

	10.1	Securities Purchase Agreement dated February 24, 2009.
	10.2	$500,000 Promissory Note dated February 24, 2009.
	10.3	$430,000 Convertible Promissory Note dated February 24, 2009.
	10.4	Amendment to Non-Recourse Indemnity and Security Agreement dated February 24, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPITALSOUTH BANCORP

March 2, 2009	By:	/s/ Carol W. Marsh

Carol W. Marsh Senior Vice President, Secretary and Chief Financial Officer